                                                                Exhibit (2)(ii)


              AGREEMENT PROVIDING FOR FORMATION AND CAPITALIZATION
              ----------------------------------------------------

         THIS AGREEMENT PROVIDING FOR FORMATION AND CAPITALIZATION (the "Agreement") is made as of the _____ day of February, 2002 by and between the ROBERT K. COYNE TRUST and the C. DOUGLAS YORK TRUST (herein referred to as the "Coyne Trust" and the "York Trust" respectively) by virtue of action taken by the Trustees of the Coyne Trust and the York Trust, which Trustees are Robert K. Coyne and C. Douglas York (herein "Coyne" and "York", respectively and collectively the "Trustees").

                               B A C K G R O U N D
                              --------------------

         The Coyne Trust and the York Trust own of record and beneficially all of the outstanding voting common stock of two Florida corporations which have been formed and which exist under Florida law and which are known as Viatical Capital, Inc. (herein "VCI") and Premiere Investment Capital, Inc. (herein "Premiere"). VCI and Premiere have, since their formation, engaged in activities relating to the providing of assistance in the formation of approximately 62 limited liability companies which have been formed under Nevada law and which have been capitalized privately. Such 62 limited liability companies, as of the date of this Agreement, each own a portfolio of life insurance policies which are intended to be acquired by a company which has been or is being formed pursuant to this Agreement and which will be known as Life Investment Funding Enterprises, Inc. (herein "LIFE").

         LIFE has been or is being formed under the corporate laws of the State of Nevada, specifically Chapter 78, Nevada Revised Statutes,. The Articles of LIFE which will be or have been filed in connection with the formation and commencement of corporate existence of LIFE are included with this Agreement as
Schedule I.

         When formed, LIFE intends to enter into a series of Asset Purchase Agreements with all or a majority of the 62 limited liability companies above described, which Asset Purchase Agreements will provide for, inter alia, the acquisition by LIFE of the life insurance portfolios of each limited liability company which becomes a party to an Asset Purchase Agreement. The form of Asset Purchase Agreement intended to be used by LIFE is included with this Agreement as Schedule II.

         LIFE intends to be initially capitalized as a result of the contribution of all of the outstanding voting common stock of VCI and Premiere by the Coyne Trust and the York Trust as hereinafter provided and as a result of the conduct of a limited and private offering of the shares of Class A Convertible Preferred Stock of LIFE, which limited and private offering will be conducted pursuant to a Private Offering Memorandum and related documents which are in the process of being prepared.

         The Coyne Trust and/or the York Trust or the Trustees thereof may from time to time contemporaneous to the formation of LIFE and at times thereafter make certain advances to LIFE in order to permit LIFE to pursue its business plan. This Agreement provides for the making of such advancements and the repayment thereof.

         In connection with the asset acquisition transactions involving LIFE and the limited liability companies which become parties to an Asset Purchase Agreement, LIFE intends to cause to be prepared and filed and processed to effectiveness a Registration Statement containing a prospectus, which Registration Statement will be filed with the United States Securities and Exchange Commission (herein the "Commission") at an appropriate time.

         NOW, THEREFORE, in order to facilitate the formation of LIFE and the initial capitalization thereof, the Coyne Trust and the York Trust hereby agree as follows:

     1. FORMATION OF LIFE. The Trustees, acting on their own behalf and as the Trustees of the Coyne Trust and the York Trust, shall cause to be filed the Articles of Incorporation relating to LIFE which are included with this Agreement as Schedule I. The Coyne Trust and the York Trust, through the action of the Trustees, shall take all action which is reasonably necessary in order to cause the corporate existence of LIFE to come into being and thereafter to assure the continuing corporate existence of LIFE. The Trustees also agree to act as the initial members of the Board of Directors of LIFE and the initial executive officers of LIFE until the permanent Board of Directors of LIFE is established and the executive officers thereof are identified and employed.

     2. INITIAL CAPITAL CONTRIBUTION. LIFE shall be initially capitalized by virtue of the conveyance of all of the right, title and interest in all of the outstanding voting common stock of VCI and Premiere, which is owned of record and beneficially by the Coyne Trust and the York Trust. The Coyne Trust and the York Trust, by action of the Trustees, shall prepare, execute and deliver to LIFE such instruments of conveyance with respect to all of the outstanding voting common stock of VCI and Premiere as deemed necessary and appropriate by legal counsel to LIFE. All of the outstanding voting common stock of VCI and Premiere is sometimes referred to in this Agreement as the "VCI Stock" and the "Premiere Stock", respectively, or collectively as the "Conveyed Stock"). As the consideration for such initial capital contribution constituted by the Conveyed Stock, LIFE shall cause to be issued an aggregate 60,000 shares of its common stock and an aggregate 697,300 shares of its Class B Preferred Stock, each share having a par value of $.001 per share. Such securities are sometimes referred to in this Agreement as the "LIFE Common Stock" and the "LIFE Class B Stock", respectively, or collectively as the "LIFE Securities". The LIFE Securities shall be issued to the Coyne Trust and the York Trust in such share amounts as the respective entitlements of the Coyne Trust and the York Trust exist on the consummation of the conveyance transactions called for by this Agreement. The Conveyed Stock shall be held by LIFE as a Restricted Security, as that term is utilized under Commission Rule 144 and VCI and Premiere, until further action of the Board of Directors of LIFE, shall be wholly-owned subsidiaries of LIFE. As a result of the conveyance of the Conveyed Stock by the Coyne Trust and the York Trust to LIFE, LIFE shall become the indirect beneficial owner of all of the non-voting membership interests owned of record and beneficially by VCI and

Premiere on the Closing Date, as hereinafter provided. As of the date of this Agreement, such non-voting membership interests held in the described limited liability companies are constituted by _____ non-voting membership units as have been issued by the limited liability companies identified on Schedule III hereto.

     3. ADVANCES TO LIFE, REPAYMENT. The Coyne Trust, the York Trust, the Trustees thereof and affiliates of such entities and persons, including, without limitation, that business enterprise described as the "Life Settlement Network" may from time to time make cash advances to LIFE in order to assist LIFE in connection with the initiation and carrying out of the business plan of LIFE which includes, among other activities, the asset acquisition transactions with the approximate 62 limited liability companies, as such will be governed by the Asset Purchase Agreement, the limited and private offering of the Class A Preferred Stock of LIFE, the filing and processing of a Registration Statement with the Commission relating to the asset acquisition transactions, the acquisition, ownership and dealing in life insurance policies by LIFE and other related activities. Any such advances may be evidenced in writing, which writings may include an unsecured promissory note wherein LIFE is the payor and the payee is the entity or persons effecting such advances. Such advances shall be repaid by LIFE to the person or entity entitled to such repayment in such manner as may be agreed by LIFE and the person and/or entity making such advance from time to time.

     4. REPRESENTATIONS AND WARRANTIES.

         A. BY THE COYNE TRUST AND THE YORK TRUST. The Coyne Trust and the York Trust represent to LIFE as follows:

          (i) The Coyne Trust and the York Trust are validly created Trusts which have been created and are existing pursuant to the laws of the State of Florida. The Coyne Trust and the York Trust have all necessary power and have taken all requisite action in order to permit the consummation of the transactions called for by this Agreement which relates to the Conveyed Stock. The Trustees have been duly appointed as Trustees of the Coyne Trust and the York Trust, respectively, in accordance with the governing documents of the Coyne Trust and the York Trust and such Trustees have been and are vested with all necessary authority and power to enter into this Agreement on behalf of the Coyne Trust and the York Trust, as the case may be, and to consummate the transactions provided for in this Agreement.

          (ii) The Coyne Trust and the York Trust with respect to the Conveyed Stock owned of record and beneficially by each of such Trust entities constitutes all of the outstanding voting securities of VCI and Premiere and there are not outstanding any options, warrants or other rights providing, upon the exercise thereof, for the issuance of any voting security of VCI and/or Premiere or any security convertible into any voting security of VCI and Premiere.

          (iii)The Coyne Trust and the York Trust, with respect to the Conveyed Stock owned by them of record and beneficially immediately prior to the Closing Date, have good and clean title to such Conveyed Stock and there are no liens or encumbrances affecting such good and clean title to the Conveyed Stock.

          (iv) As to VCI and Premiere, the Coyne Trust and the York Trust (in accordance with their respective ownership in the Conveyed Stock) represent to LIFE as to VCI and Premiere as follows:

                  (a) The assets of VCI and Premiere, as of the date of this Agreement and as of the Closing Date, are and will be constituted solely by the non-voting membership interest units in the limited liability companies as are scheduled in Schedule III to this Agreement. VCI and Premiere have no other significant assets.

                  (b) To the best of the knowledge of the Coyne Trust and the York Trust, the non-voting membership interest units scheduled on Schedule IV hereto have been validly issued by the issuing limited liability company in conformance with Nevada law.

                  (c) VCI and Premiere are validly existing corporations in good standing under the laws of the State of Florida.

                  (d) Each of the issuing limited liability companies relating to the non-voting membership interest units scheduled on Schedule III hereto to the best of the knowledge of the Coyne Trust and the York Trust, have been validly formed and exist under Nevada law, and are in good standing under Nevada law.

                  (e) VCI and Premiere have filed all necessary tax returns reflecting any tax due for any reporting period.

                  (f) VCI and Premiere are not panties to any material contract providing for a consideration to be paid by VCI and/or Premiere in excess of $1,000 or a term of performance extending beyond December 31, 2002.

         B. BY LIFE. LIFE represents to the Coyne Trust and the York Trust and the Trustees that LIFE is acquiring the Conveyed Stock of VCI and Premiere for investment purposes and not with a view to the resale or distribution thereof and recognize that the Conveyed Stock constitutes Restricted Securities as that term is utilized in Commission Rule 144.

         5. RECONVEYANCE OF CONVEYED STOCK. The Coyne Trust, the York Trust and LIFE acknowledge that, upon consummation of the asset acquisition transactions between LIFE and the several limited liability companies, as will be governed by the Asset Purchase Agreement included herewith as Schedule II, LIFE will acquire from some of such limited liability companies life insurance policies which may be characterized by irregularities with respect to the issuance thereof. Such life insurance policies are generally referred to by LIFE and the several limited liability companies as the "Justus Policies". LIFE estimates that the face amount or death benefit of such Justus Policies is approximately

[$13,250,000]. To the extent that the Justus Policies are acquired by LIFE in the asset acquisition transactions involving all or some of the 62 limited liability companies, the Coyne Trust and the York Trust agree to acquire from LIFE all of such Justus Policies and to remit to LIFE as consideration for such acquisition shares of the Class B Preferred Stock of LIFE being issued hereunder as consideration for the acquisition of the Conveyed Stock. For purposes of such transaction, each share of Class B Preferred Stock of LIFE shall be attributed a value of $25. The consideration to be paid by the Coyne Trust and the York Trust for the acquisition of such Justus Policies shall be the aggregate face amount or death benefit of such Justus Policies being acquired divided by such attributed $25 per Class B Share amount. The obligation to reconvey shares of the Class B Preferred Stock of LIFE in connection with the Justus Policies acquisition transaction shall be the several obligation of the Coyne Trust and the York Trust and shall be apportioned between the Coyne Trust and the York Trust in accordance with the number of shares of Common Stock and Class B Preferred Stock of LIFE being conveyed to the Coyne Trust and the York Trust hereunder. The Coyne Trust, the York Trust and LIFE may subsequently agree to further modifications with respect to the number of shares of common stock and Class B Preferred Stock of LIFE which shall be held of record and beneficially owned by the Coyne Trust and the York Trust (or the designees thereof). Any such further modifications shall be evidenced in a written addendum to this Agreement duly executed by the Coyne Trust, the York Trust and LIFE. The shares of Common Stock and Class B Preferred Stock of LIFE being conveyed under the provisions of this Agreement may be conveyed to such persons and/or entities as instructed by the Trustees.

         6. DESCRIPTION OF LIFE COMMON STOCK AND CLASS B PREFERRED STOCK. Set forth as Schedule IV to this Agreement is a description of the Common Stock and Class B Preferred Stock of LIFE to be issued to the Coyne Trust and the York Trust (or their designees) pursuant to this Agreement. Schedule IV is an extract from an initial draft of the Private Offering Memorandum of LIFE relating to the private offer and sale of its Class A Preferred Stock.

         7. CLOSING. The consummation of the transactions called for by this Agreement shall occur at a time and place mutually determined by the Trustees and LIFE but shall occur not later than March 31, 2002. At such closing, the Trustees shall deliver to LIFE the certificates representing the Conveyed Stock endorsed in a manner satisfactory to legal counsel for LIFE. LIFE shall deliver to the Coyne Trust and the York Trust (or to their designees) certificates evidencing the Common Stock and the Class B Preferred Stock of LIFE being issued and conveyed hereunder, which certificates shall be in a form satisfactory to legal counsel for the Coyne Trust and the York Trust and which certificates shall bear an appropriate restrictive endorsement in recognition of the restrictive character of the Common Stock and the Class B Preferred Stock issued and being conveyed hereunder. The Coyne Trust, the York Trust, the Trustees and LIFE shall deliver such additional documents as may be reasonably required in order to facilitate the consummation of the transactions provided for in this Agreement.

         8. INDEMNIFICATION, LITIGATION MATTERS. Set forth in Schedule V to this Agreement is information identifying items of litigation or any other claim assertion procedure with respect to which VCI and/or Premiere are party defendants or respondents. Schedule V identifies the plaintiffs and all defendants in each such item of litigation, the nature of the allegations underlying the claim, the nature and amount of relief sought and the court or other tribunal in which each item of litigation or claim is pending. The Coyne Trust and the York Trust represent with respect to each item of litigation so scheduled that a vigorous defense is being conducted by VCI or Premiere, as the case may be, and that valid defenses exist with respect to each such item of litigation scheduled. With respect to each such item of litigation scheduled on
Schedule V hereto and with respect to each item of litigation or other claims asserted against VCI and/or Premiere which occur subsequent to the date of this Agreement, the Coyne Trust and the York Trust, severally, and in an amount equal to their respective entitlements to the shares of Common Stock and Class B Preferred Stock of LIFE being issued hereunder, agree to indemnify LIFE with respect to any an all Losses incurred by LIFE as a result of the existence of such present litigation so scheduled or litigation which may be initiated in the future time. For purposes of such indemnification, the word "Losses" means indemnification with respect to damages of any type whatsoever which may be sustained by LIFE as a result of the prosecution of such present and future litigation, as well as attorney fees and costs, as such may be incurred by LIFE in connection with the conduct of any defense or other action (including appeal) relative to such pending litigation or litigation or claims initiated at times subsequent to the date of this Agreement. At its sole option, LIFE may assume and exercise control over the defense of such litigation or claim item so scheduled or such litigation or claims as may be asserted in the future against LIFE as a result of the conduct, action or inaction of VCI and/or Premiere prior to the date of this Agreement.

     9. MISCELLANEOUS PROVISIONS.

         A. NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by mail or by facsimile transmission (in the event of facsimile transmission, a conforming copy shall be mailed postage prepaid simultaneously therewith). If notice is to be given to If notice is to be given to the Coyne Trust, such notice shall be deemed given when provided in the manner provided herein to Robert K. Coyne, Trustee, the Robert K. Coyne Trust, 1605 Main Street, Suite 1109, Sarasota, Florida 34236, 941/955-1999, facsimile 941/955-1871. If notice is to be given to the York Trust, such notice shall be deemed given when provided in the manner provided herein to C. Douglas York, Trustee, the C. Douglas York Trust, 1605 Main Street, Suite 1109, Sarasota, Florida 34236, 941/955-1999, facsimile 941/955-1871. If notice is to be given to VCI and/or Premiere, such notice shall be deemed given when provided in the manner provided herein to Beth Clause, Esq., 1605 Main Street, Suite 1109, Sarasota, Florida 34236, 941/955-1999, facsimile 941/955-1871

         B. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Agreement Parties and their respective successors, assigns, heirs and representatives.

         C. BACKGROUND STATEMENT AND SCHEDULES. The BACKGROUND statement of the Agreement and the Schedules shall be construed with and as an integral part of this Agreement to the same extent as if such Background statement and Schedules had been set forth verbatim herein.

         D. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding on the part of the Robert K. Coyne Trust, the C. Douglas York Trust and LIFE, and any and all previous agreements and understandings are superseded by this Agreement.

         E. ATTORNEYS' FEES IN CONNECTION WITH LITIGATION. In the event of any litigation arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other its reasonable attorney's fees and costs.

         F.. COOPERATION. LIFE, the Coyne Trust, the York Trust and the Trustees agree to execute such instruments and take such other actions as contemplated by this Agreement to effectuate closing.

         G. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida except in those instances where the laws of Nevada are applicable to LIFE, which circumstances relate to the organization and existence of LIFE under Nevada corporate law.

         H. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Coyne Trust and the York Trust, by action of their Trustees and LIFE, have executed this Agreement as of the date and year first above written.

                                   LIFE INVESTMENT FUNDING  ENTERPRISES,
                                   INC., a Nevada corporation




                                   By__________________________________
                                        Robert K. Coyne, President

ATTEST:



----------------------------------------
                  Secretary

                                       THE ROBERT K. COYNE TRUST



                                       By__________________________________
                                            Robert K. Coyne, its sole Trustee



                                       THE C. DOUGLAS YORK TRUST



                                       By__________________________________
                                            C. Douglas York, its sole Trustee

                      FIRST ADDENDUM TO AGREEMENT PROVIDING
                        FOR FORMATION AND CAPITALIZATION



         THIS First Addendum to the AGREEMENT PROVIDING FOR FORMATION AND CAPITALIZATION (the "Addendum" and the "Agreement", respectively) is made as of September 19, 2002 by and between the ROBERT K. COYNE REVOCABLE TRUST and the C. DOUGLAS YORK REVOCABLE TRUST (referred to in this Addendum and the Agreement as the "Coyne Trust" and the "York Trust", respectively) and LIFE INVESTMENT FUNDING ENTERPRISES, INC., a corporation organized and existing pursuant to the laws of the State of Nevada and having its principal place of business at Sarasota, Florida (herein referred to as "LIFE").

                               ADDENDUM BACKGROUND

         The Coyne Trust and the York Trust entered into the Agreement during February 2002, which Agreement provided for the initial capitalization of LIFE and for other matters relating to cash advances to be made by the Coyne Trust and the York Trust and affiliates thereof to LIFE and the reconveyance of the shares of Class B Preferred Stock and Common Stock of LIFE conveyed to the Coyne Trust and the York Trust under the provisions of the Agreement.

         Unless otherwise indicated in this Addendum, capitalized terms have the meanings attributed to them in the Agreement.

         The Coyne Trust, the York Trust and LIFE affirm all of the provisions and terms of the Agreement and by means of this Addendum wish to provide for further provisions which arise from the development of events which relate to the carrying out of the Business Plan of LIFE and its continuing plan of capitalization, as particularly constituted by the limited and private offering of the Class A Preferred Stock of LIFE.

         Section 5 of the Agreement which is captioned "RECONVEYANCE OF CONVEYED STOCK" provides under certain circumstances for the reconveyance to LIFE by the Coyne Trust and the York Trust of shares of the Class B Preferred Stock of LIFE issued to the Coyne Trust and the York Trust under the provisions of the Agreement. The Coyne Trust, the York Trust and LIFE reconfirm the provisions and terms of Section 5 of the Agreement and provide as additional provisions of
Section 5 that shares of Class B Preferred Stock of LIFE may be reconveyed to LIFE by the Coyne Trust and the York Trust in payment of that certain Class A Preferred Stock share subscription obligation existing between the Coyne Trust, the York Trust and LIFE and relating to the private offer and sale of a maximum of 200,000 shares of Class A Preferred Stock of LIFE, all as is more fully described in a Second Supplement to the Memorandum dated September 19, 2002 (the "Supplement"). Any such conveyance made under the circumstances described in the Supplement and involving the reconveyance of Class B Preferred Stock from the Coyne Trust and the York Trust to LIFE shall be attributed a value of $10 per share of Class B Preferred Stock. The Supplement is included with this Addendum as Addendum Schedule I.

         IN WITNESS WHEREOF, the Coyne Trust, the York Trust and LIFE by action of their Trustees and authorized officers have executed this First Addendum to the Agreement as of September 19, 2002.

                                       LIFE INVESTMENT FUNDING  ENTERPRISES,
                                       INC., a Nevada corporation



                                       By__________________________________
                                            J. Patrick Bryan, President

ATTEST:



-------------------------------------
                  Secretary


                                       THE ROBERT K. COYNE REVOCABLE TRUST



                                       By__________________________________
                                            Robert K. Coyne, its sole Trustee


                                       THE C. DOUGLAS YORK REVOCABLE TRUST



                                       By__________________________________
                                            C. Douglas York, its sole Trustee